Exhibit 10.3


                                   THCG, INC.
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                         ARTICLE I - PURPOSE OF THE PLAN

                  The purpose of the THCG, Inc. 2000 Non-Employee Director Stock Option Plan ("Plan") is to increase the ownership interest in the Company of non-employee directors whose services are considered essential to the Company's continued progress, to align such interests with those of the shareholders of the Company and to provide a further incentive to serve as a director of the Company.

                            ARTICLE II - DEFINITIONS

                  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

                  2.1. "2000 Annual Meeting" means the annual meeting of shareholders of the Company scheduled to be held on May 15, 2000, or any adjournment thereof.

                  2.2. "Award Summary" means the award summary delivered by the Administrator to each Non-Employee Director upon grant of an Option under the Plan.

                  2.3. "Board" means the Board of Directors of THCG, Inc.

                  2.4. "Company" means THCG, Inc.

                  2.5. "Exercise Period" means the date which is ten years after the Option Grant Date of such Option.

                  2.6. "Fair Market Value" shall mean, with respect to Shares on an applicable date:

                  (i) If the Shares are traded on a national securities exchange, (A) the average of the high and low reported sales price regular way per Share on the principal national securities exchange on which the Shares is traded or (B) if no reported sales take place on the applicable date, the average of the highest bid and lowest asked price of the Shares on such exchange or (C) if no such quotation is made on such date, on the next preceding day (not more than 10 business days prior to the applicable date) on which there were reported sales or such quotations.

                  (ii) If the Shares are not traded on a national securities exchange but are traded in the NASD National Market ("NASDAQ"), (A) the average of the high and low reported sales price per Share on NASDAQ or
         (B) if no reported sales take place on the applicable date, the average of the highest bid and lowest asked price of the Shares on NASDAQ or
         (C) if no such quotation is made on such date, on the next preceding day (not more than 10 business days prior to the applicable date) on which there were reported sales or such quotations.

                  (iii) If the Shares are not traded on a national securities exchange or quoted on NASDAQ, but quotations are available for the Shares on the over-the-counter market, (A) the mean between the highest bid and lowest asked quotation on the over-the-counter market as reported by the National Quotations Bureau, or any similar organization, on the applicable date or (B) if no such quotation is made on such date on the next preceding day (not more than 10 business days prior to the applicable date) on which there were such quotations.

                  (iv) If the Shares are neither traded on a national securities exchange or quoted on NASDAQ, nor are quotations therefor available on the over-the-counter market or if there are no sales or

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         quotations in the 10 business days immediately  prior to the applicable date, as determined in good faith by the Board in a manner consistently applied.

                  2.7. "Option" means an option to purchase Shares awarded under
         Article VIII which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

                  2.8. "Option Grant Date" means the date upon which an Option is granted to a Non-Employee Director.

                  2.9. "Optionee" means a Non-Employee Director of the Company to whom an Option has been granted.

                  2.10. "Non-Employee Director" means a director of the Company who is neither an employee of the Company nor any subsidiary of the Company.

                  2.11. "Plan" means the THCG, Inc. 2000 Non-Employee Director Stock Option Plan, as amended and restated from time to time.

                  2.12. "Shares" means shares of the Common Stock, par value $0.01 per share, of the Company.

                    ARTICLE III - ADMINISTRATION OF THE PLAN

                  3.1 IN GENERAL. The Plan shall be administered by the Board.

                  3.2 AUTHORITY OF THE BOARD. Except as otherwise provided herein, the Board shall have full power and authority to (i) interpret and construe the Plan and to adopt such rules and regulations it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Board's best business judgment as to the best interests of the Company and its shareholders and in accordance with the purposes of the Plan subject to applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). The Board may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

                       ARTICLE IV - AWARDS UNDER THE PLAN

                  Awards in the form of Options shall be granted to Non-Employee Directors in accordance with Article VIII. Each Option granted under the Plan shall be evidenced by a stock option agreement in a form approved by the Board.

                             ARTICLE V - ELIGIBILITY

                  Non-Employee Directors of the Company shall be eligible to participate in the Plan in accordance with Article VIII.

                     ARTICLE VI - SHARES SUBJECT TO THE PLAN

                  Subject to adjustment as provided in Article XI, the aggregate number of Shares which may be issued upon the exercise of Options shall not exceed 500,000 Shares. To the extent an outstanding Option expires or terminates unexercised or is canceled or forfeited, the Shares subject to the expired, unexercised, canceled or forfeited portion of such option shall again be available for grants of Options under the Plan.

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                  ARTICLE VII - NON-TRANSFERABILITY OF OPTIONS

                  All Options under the Plan will be nontransferable and shall not be assignable, alienable, salable or otherwise transferable by the Optionee other than by will or the laws of descent and distribution except pursuant to a domestic relations order entered by a court of competent jurisdiction or as otherwise determined by the Administrator. During the life of the Optionee, Options under the Plan shall be exercisable only by him or her.

                  Notwithstanding the immediately preceding paragraph, the Optionee may assign or otherwise transfer his interest without restriction (subject to the application of any and all relevant state or federal securities laws) to (i) any trust maintained solely for the benefit of the Optionee, (ii) the legal guardian of the Optionee, in the event of the Optionee's mental incapacity, or (iii) the Optionee's Family Group (as hereinafter defined). The term "Family Group" shall mean (I) the spouse, parents, siblings or descendants of the Optionee, in each such case, if applicable, whether natural or by adoption, (II) the parent, siblings, spouses or descendants of any of the parties listed in clause (I) hereof, in each such case, if applicable, whether natural or adopted, (III) any trust established for the benefit of any of the individuals identified in clauses (I) or (II) hereof, (IV) any corporation or partnership, the principal equity owners of which are, directly or indirectly, either (x) individuals or entities listed in clauses (I), (II) or (III) hereof or (y) other corporations or partnerships satisfying the requirements of clauses
(I), (II) or (III) hereof or this clause (IV), or (V) any exempt charitable organization.

                  If so permitted by the Board, an Optionee may designate a beneficiary or beneficiaries to exercise the rights of the Optionee under this Plan upon the death of the Optionee. However, any contrary requirement of Rule 16b-3 under the 1934 Act or any successor rule shall prevail over the provisions of this section.

                             ARTICLE VIII - OPTIONS

                  Each Non-Employee Director shall be granted Options, subject to the following terms and conditions:

                  8.1 TIME OF GRANT. On the date of the 2000 Annual Meeting and, thereafter, on the date of each annual meeting of shareholders of the Company,
(i) each person who is a Non-Employee Director immediately after such meeting of shareholders shall be granted an Option to purchase 10,000 Shares, and (ii) each person who is a Non-Employee Director immediately after such meeting of shareholders who serves on a committee of the Board shall be granted an additional Option to purchase 2,500 Shares for each committee on which such person then serves. Any person elected to the Board subsequent to the 2000 Annual Meeting at a time other than at any other annual meeting of shareholders who becomes a Non-Employee Director, upon the date of such election, shall be granted an option to purchase a number of Shares determined by multiplying the numbers set forth in the preceding sentence by a fraction, the numerator of which shall be the number of days between the date of such election and the date which is the first anniversary of the date of the last preceding annual meeting of shareholders and the denominator of which shall be 365.

                  8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

                  8.3 OPTION WAITING PERIOD AND EXERCISE DATES. The Shares subject to an Option may be exercised in full immediately after the Option Grant Date.

                  Subject to Article IX, an Option may be exercised until the end of the Exercise Period. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares, provided that no partial exercise may be for less than twenty Shares.

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                  8.4 METHOD OF EXERCISING  OPTION. The Options may be exercised from time to time by written notice to the Company, which shall state the election to exercise the Options and the number of shares with respect to which the Options are being exercised, and shall be signed by the person exercising the Options. Such notice must be accompanied by a check payable to the Company in payment of the full purchase price. After receipt of such notice, the Company will advise the person exercising the Option of the amount of withholding tax which must be paid under U.S. Federal, and where applicable, U.S., state and local law resulting from such exercise. Upon receipt of payment of the purchase price and the withholding tax the Company shall, without transfer or issue tax to the person exercising the Options, issue a certificate or certificates for the number of shares covered by such notice of exercise.

                    ARTICLE IX - TERMINATION OF DIRECTORSHIP

                  9.1 TERMINATION OF SERVICE. If an Optionee ceases to be a director of the Company other than by reason of disability, retirement from service on the Board, or death, each Option held by such Optionee may thereafter be exercised by such Optionee (or such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person) and shall expire on the earlier of: (i) three months from the date of such termination or (ii) expiration of the Exercise Period.

                  9.2 DISABILITY, RETIREMENT OR DEATH. If an Optionee ceases to be a director of the Company by reason of disability or retirement from service on the Board, each Option held by such Optionee may thereafter be exercised by such Optionee in accordance with the provisions of Article VIII. If the Optionee dies following termination of service from the Board by reason of retirement or disability, outstanding Options shall be exercisable by such Optionee's executor, administrator, guardian, legal representative, beneficiary or similar person and shall expire on the earlier of one year following the date of death or expiration of the Exercise Period. If the Optionee ceases to be a director as a result of death, such Option shall be exercisable by the Optionee's legal representative at any time within one year of the Optionee's death but in no event after the expiration of the Exercise Period.

                      ARTICLE X - AMENDMENT AND TERMINATION

                  The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding option without the Optionee's consent and, subject to Article XI, the number of Shares subject to an Option granted under Article VIII, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

                       ARTICLE XI - ADJUSTMENT PROVISIONS

                  11.1 If the Company shall at any time change the number of issued shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

                  11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve their rights under the Plan.

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                  11.3 In the case of any sale of assets, merger,  consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Non-Employee Director who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation or other entity, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

                          ARTICLE XII - EFFECTIVE DATE

                  The Plan shall be submitted to the shareholders of the Company for, and, if adopted by a majority of all outstanding shares entitled to vote thereon at the 2000 Annual Meeting, shall become effective as of the date of adoption by shareholders.

                     ARTICLE XIII - MISCELLANEOUS PROVISIONS

                  13.1 GOVERNING LAW. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of New York and applicable Federal law.

                  13.2 SUCCESSORS AND ASSIGNS. The Plan shall be binding on ail successors and permitted assigns of a Non-Employee Director, including, without limitation, the estate of such Non-Employee Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Non-Employee Director's creditors.

                  13.3 GENERAL RESTRICTION. Each Option shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that the listing, registration or qualification of any Option under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Options or the exercise thereof, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

                  13.4 FUTURE RIGHTS. No Non-Employee Director shall have any claim or rights to be granted an option under the Plan, and no Non-Employee Director shall have any rights by reason of the grant of any Options under the Plan to continue as a Non-Employee Director for any period of time, or at any particular rate of compensation.

                  13.5 RIGHTS AS A SHAREHOLDER. A Non-Employee Director shall have no rights as a shareholder with respect to shares covered by Options granted hereunder until the date of issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

                  13.6 FRACTIONS OF SHARES. The Company shall not be required to issue fractions of shares. Whenever under the terms of the Plan a fractional share would be required to be issued, the Optionee shall be paid in cash for such fractional share based upon Fair Market Value at the time of exercise of the Option.

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